IZEA Announces Q2 2024 Managed Services Bookings of $10.3 Million

Managed Services Grows 46% Year-Over-Year in the First Half of 2024 to $19.6 Million

ORLANDO, Fla. (Jul. 8, 2024) – IZEA Worldwide, Inc. (NASDAQ: IZEA), the premier provider of technology, data, and services for the Creator Economy, announced today its Managed Services team secured contract bookings totaling $10.3 million in the second quarter of 2024, a 40% increase from $7.3 million in the second quarter of 2023.

“In the second quarter of 2024, we continued to deliver impressive growth in Managed Services bookings, a testament to the hard work of our team and our overarching growth strategy,” said Ted Murphy, Founder, Chairman, and CEO of IZEA. “While we benefited from some of our acquisitions in the quarter, more than 90% of these bookings were generated organically, underscoring the underlying strength of IZEA’s core offering.”

“Managed Services reported a robust 46% year-over-year growth in the first half of the fiscal year, achieving $19.6M in net bookings compared to $13.3M during the same period in 2023,” continued Murphy. “We expect improving overall financial performance in the back half of 2024 as we begin to see the benefits from these bookings. Our pipeline remains strong, with the addition of multiple new managed services clients, including a new Fortune 50 customer.”

“While Managed Services remains our primary key revenue driver, we are also experiencing continued growth of our SaaS customer base, particularly with FormAI,” he continued. “We concluded the quarter with a record number of active SaaS customers.”

Bookings are a measure of all sales orders minus any known or expected cancellations or refunds with respect to such sales orders or refunds. Management uses bookings to inform expectations of total sales activity. Bookings are not always an indicator of revenue for the quarter and could be subject to future adjustments. Revenues from Managed Services bookings are typically recognized over a seven to nine-month period on average.

About IZEA Worldwide, Inc.
IZEA Worldwide, Inc. (including its wholly-owned subsidiaries, “IZEA”) is a marketing technology company providing software and professional services that enable brands to collaborate and transact with the full spectrum of today’s top social influencers and content creators. The company serves as a champion for the growing Creator Economy, enabling individuals to monetize their content, creativity, and influence. IZEA launched the industry’s first-ever influencer marketing platform in 2006 and has since facilitated nearly 4 million transactions between online buyers and sellers. Leading brands and agencies partner with IZEA to increase digital engagement, diversify brand voice, scale content production, and drive a measurable return on investment.

Safe Harbor Statement
All statements in this release that are not based on historical fact are “forward-looking” and intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “anticipate,” “hope,” “estimate,” “optimistic,” “believe,” “intend,” “ought to,” “likely,” “projects,” “plans,” “pursue,” “strategy” or “future,” or the negative of these words or other words or expressions of similar meaning. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning product development and platform launches, future financial performance and operating results, including regarding recognition of bookings as revenues, growth, or maintenance of customer relationships, and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements as a result of various factors, including, among others, the following: competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; our ability to maintain disclosure controls and procedures and internal control over financial reporting; our ability to satisfy the requirements for continued listing of our common stock on the Nasdaq Capital Market; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
Nicole O’Hara
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com